CERTIFICATE                                               NUMBER OF
  NUMBER                                                   SHARES
    1
-----------                                               -----------



             EATON VANCE INSURED MASSACHUSETTS MUNICIPAL BOND FUND
          Organized Under the Laws of The Commonwealth of Massachusetts
                       Auction Preferred Shares, Series A
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                               Cusip No.
                                                                        --------

     This certifies that The Depository Trust Company is the owner of [ ] fully paid and non-assessable shares of Auction Preferred Shares, Series A, $.01 par value per share, $25,000 Liquidation Preference Per Share, of Eaton Vance Insured Massachusetts Municipal Bond Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this [ ] day of
[          ] A.D. 2003.


[                 ]                        EATON VANCE INSURED MASSACHUSETTS
As Transfer Agent                          MUNICIPAL BOND FUND
and Registrar

By:                                        By:
     -------------------------                    ------------------------------
     Authorized Signature                         President

                                           Attest:
                                                  ------------------------------
                                                  Treasurer

     FOR VALUE RECEIVED,                                   hereby sells, assigns
                        ----------------------------------
and transfers unto                      Shares represented by  this Certificate,
                  ---------------------
and do hereby irrevocably constitute and appoint
                                                --------------------------------
Attorney to transfer the said Shares on the books of the within named Fund  with full power of substitution in the premises.


Dated
      -----------------------, ------

In presence of

------------------------------                    ------------------------------

                    Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

                    The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

                    UNLESS THIS CERTIFICATE IS PRESENTED BY AN
                    AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
                    TRUST COMPANY, A NEW YORK CORPORATION
                    ("DTC"), TO ISSUER OR ITS AGENT FOR
                    REGISTRATION OF TRANSFER, EXCHANGE, OR
                    PAYMENT, AND ANY CERTIFICATE ISSUED IS
                    REGISTERED IN THE NAME OF CEDE & CO. OR IN
                    SUCH OTHER NAME AS IS REQUESTED BY AN
                    AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
                    PAYMENT IS MADE TO CEDE & CO. OR TO SUCH
                    OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.